SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) - October 14, 2008


                          LIQUOR GROUP WHOLESALE, INC.
                 ---------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         COLORADO                      333-147526                84-1039267
   -----------------------        ---------------------         ------------
    (State or Other                 (Commission File           (IRS Employer
      Jurisdiction                       Number)            Identification No.)
   of Incorporation)

      4600 Touchton Road
      Building 100, Suite 150
      Jacksonville, FL                                          32224
------------------------------------------------           --------------
(Address of Principal Executive Offices)                     (Zip Code)

                                 (904) 285-5885
                          ----------------------------
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.02. Results of Operations and Financial Condition.

     On October 14, 2008, Liquor Group Wholesale, Inc. LIQR.OB (the "Company") issued a press release announcing, among other things, its financial results for the year and three months ended August 31, 2008. A copy of the Release is furnished as Exhibit 99, together with the Company's unaudited financial statements for the year and three months ended August 31, 2008.

Item 7.01.  Regulation FD Disclosure.

     See Item 2.02 of this report.

Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.  Description

99           Press Release and unaudited financial statements. .



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Liquor Group Wholesale, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LIQUOR GROUP WHOLESALE, INC.

                                        By: /s/Jason Bandy
                                            ----------------------------
                                            Jason Bandy
                                            Chief Financial Officer

Date: October 14, 2008







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                                  EXHIBIT INDEX

Exhibit No.  Description

99           Press Release and unaudited financial statements.


Liquor Group Wholesale, Inc. Announces Fiscal 2008 Results; Operating Income at 22% - Profitable for the year, Unaffected by the Credit Crunch

Jacksonville,  Florida October 14, 2008:  Liquor Group  Wholesale,  Inc. (OTCBB:
LIQR) today announced its results for their fiscal fourth quarter of 2008.

The Company announced unaudited net income on a U.S. GAAP basis of $324,923 or $0.037 per share, for the fourth quarter of its fiscal year and overall unaudited results of fiscal 2008. These figures include the costs of the merger with North American Food & Beverage including the time consuming and costly process of bringing the newly merged Company back into full reporting compliance with the Securities and Exchange Commission to allow it to trade again on the public markets.

Some of the Company's key financial highlights for the fiscal year of 2008 include the following:

     o    Gross margin of 30%

     o    Operating income of 22.6%

     o Cash Flow from Operations of $0.034 per share (9.5 Million weighted average in Q4)

     o    $19,025,702 Market Capitalization ($2.00 per share S1 price)

     o    33.5% Net Income

     o    Current Ratio of +1.21 (Liquidity)


C. J. Eiras, President and CEO commented, "The Company has continued to see positive developments in its operations as evidenced by the strong performance in the final quarter of our fiscal year. The Net Income of $324,923 from fourth quarter operations demonstrates that even in this tough economy our Company was still profitable. The continued expansion of high margin brand sales coupled with increased market presence and continued growth of our portfolio has led to positive sales."

Mr. Eiras continued, "The areas of our core business operations that have been positively impacted by our current business practices are increased sales in Control States due to new additions to our brand representation portfolio as well as the expansion of our sales force selling products with increased margins due to our buying power leverage. We believe that with some of the US's leading premium products we can take advantage of the growing trends in the spirit and wine market as well as the value priced products that are increasingly becoming more main stream."

The Company earned net income per share of $0.038 for the quarter which would be higher except for the one-time costs of the merger with North American Food and Beverage Corp. The Company provides these results to investors so that they


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might gain better insight into its underlying  business  trends from  continuing operations. The Company also enjoys the use of a $22 million dollar net operating tax loss captured from North American Food and Beverage in the merger in August of 2007, an asset that has already come in handy every quarter this year to offset tax due on net profits.

The Company does not use any form of bank financing, floor plans or other credit facilities in its' business. The Company's business model provides insulation from the current credit market squeeze. Distributors following the "traditional" business model for spirits distribution must have access to credit in order to pay for the supplies of products they buy for distribution. The Company's Patent Pending bailment system allows the Company to pay only for the product sold with collected funds, eliminating the need for increasingly expensive and tight credit sources. This essential difference between the "traditional" and the Company's business model increases the Company's access to many specialty and mid-level brands as other distributors, following the "traditional" model, are forced to eliminate brands in their portfolios as the credit crunch makes it increasingly difficult for them to locate financing.

The Company currently represents more than 1700 spirit and wind brands in 31 US States and is one of the top emerging national distributors of alcoholic beverages in the US. The Company uses 31 state level customer distribution centers to make available many of the world's leading alcohol beverage brands, including Happy Vodka, Tequila, Rum and Gin, Trump Vodka and Trump Flavored Vodkas, Pendleton's Canadian Whisky, Pravda Vodka, Old St Andrews Scotch Whisky, Azzaro Wines, Old Whisky River Bourbon and many others ranging from value priced to super premium. Liquor Group's Single Malt Scotch selection is among the largest in the United States representing many top Scotch Specialists with offerings from all major Scotch Distillers including: Macallan, Highland Park, Glenlivet, Ardmore, Bowmore, Bruichladdich, Cao Isla, Longmorn, Edradour, Rosebank, Mortlach, Glen Elgin, Old Pulteney and Craiganmore.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. The Company undertakes no obligation to publicly update, revise or restate any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in the Company's registration statement on Form S-1.

Contact:
Liquor Group Wholesale, Inc.
www.LiquorGroup.com
904-285-5885


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                          LIQUOR GROUP WHOLESALE, INC.

                                 BALANCE SHEETS
                      AUGUST 31, 2008 (UNAUDITED) AND 2007


                                                 2008
                                              (Unaudited)         2007
                                              -----------        ------
ASSETS

   Cash and cash equivalents                  $      821       $  130,000
   Accounts receivable                         1,994,609        1,328,774
                                              -----------      -----------
       Total current assets                    1,995,430        1,458,774
                                              -----------      -----------
       TOTAL ASSETS                           $1,995,430       $1,458,774
                                              ===========      ===========
LIABILITIES
   Accounts payable                           $1,261,524       $1,050,187
   Other liabilities                             226,503          239,779
   Notes payable, unsecured, without
    interest                                      78,900           78,900
                                              -----------      -----------
       Total current liabilities               1,566,927        1,368,866
                                              -----------      -----------

COMMITMENTS AND CONTINGENCIES                          -                -
                                              -----------      -----------
       TOTAL LIABILITIES                       1,566,927        1,368,866
                                              -----------      -----------

STOCKHOLDERS' EQUITY
  Convertible preferred stock, Series A,
   $0.0001 par value, 2,000,000 shares
   authorized, issued and outstanding 953,460         95               95
  Common stock, $0.0001 par value,
   100,000,000 shares authorized, issued
   and outstanding 9,512,851  at 2008 and
   9,504,557 at 2007.                                952              951
  Additional paid in capital                      24,839           46,660
  Retained earnings                              402,617           42,202
                                              -----------      -----------
       Total stockholders' equity                428,503           89,908
                                              -----------      -----------
         TOTAL LIABILITIES AND
         STOSTOCKHOLDERS' EQUITY              $1,995,430       $1,458,774
                                              ===========      ===========



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                          LIQUOR GROUP WHOLESALE, INC.

                            STATEMENTS OF OPERATIONS
                               FOR THE YEARS ENDED
                      AUGUST 31, 2008 (UNAUDITED) AND 2007


                                          2008
                                       (Unaudited)               2007
                                       -----------            -----------

SALES                                  $1,075,694             $1,128,625

COST OF SALES                             784,624                985,721
                                       -----------            -----------
GROSS PROFIT                              291,070                142,904
                                       -----------            -----------

OPERATING EXPENSES
 Professional and consulting fees          23,910                    292
 Personnel and administrative costs        24,047                 34,580
 Insurance                                 16,440                      -
 Interest expense                          13,421                      -
 Rent                                      12,500                  4,553
 Licenses and fees                         10,244                  2,412
 Bank service charges                       7,863                 12,642
 Other                                      6,632                  4,273
                                       -----------            -----------
       Total operating expenses           115,057                 58,752
                                       -----------            -----------
OTHER INCOME
  Income from termination of vendor
   contracts                              184,402                      -
                                       -----------            -----------
INCOME BEFORE PROVISION
     FOR INCOME TAXES                     360,415                 84,152

PROVISION FOR INCOME TAXES                      -                 31,666
                                       -----------            -----------
NET INCOME                             $  360,415             $   52,486
                                       ===========            ===========




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                          LIQUOR GROUP WHOLESALE, INC.

                            STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                      AUGUST 31, 2008 (UNAUDITED) AND 2007


                                                  August 31,      August 31,
                                                    2008             2007
                                                    -----            ----
                                                 (Unaudited)      (Unaudited)
                                                 -----------      -----------

SALES                                            $  586,443       $  374,514

COST OF SALES                                       404,987          332,841
                                                 -----------      -----------

GROSS PROFIT                                        181,456           41,673
                                                 -----------      -----------

OPERATING EXPENSES                                   40,935            6,927
                                                 -----------      -----------

OTHER INCOME
 Income from termination of vendor contracts        184,402                -
                                                 -----------      -----------
INCOME BEFORE PROVISION
     FOR INCOME TAXES                               324,923           34,746

PROVISION FOR INCOME TAXES                                -           13,075
                                                 -----------      -----------

NET INCOME                                       $  324,923       $   21,671
                                                 ===========      ===========


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